Exhibit 5

WARRANT

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

October 13, 2006

A. Warrant (this Warrant) to purchase up to such number of shares of Common Stock (the Warrant Shares) consisting of the greater of: (i) Four Million Nine Hundred Forty-Eight Thousand Seven Hundred Ninety-Five (4,948,795) shares (the Baseline Amount); or (ii) the sum of the Baseline Amount plus the Variable Amount. For the purposes of this paragraph, the Variable Amount shall be determined in accordance with the following formula:

Variable Amount = a + b + c – d – e

where:

•	a = such number of shares of Common Stock that equals two-thirds of the number of shares of Common Stock issued (or underlying options, warrants or similar instruments issued, which underlying shares shall be deemed issued at the time the option or other instrument is issued) by the Company after June 30, 2006 and prior to the First Closing (other than shares actually issued pursuant to options, warrants or similar instruments outstanding as of June 30, 2006);

•	b = such number of shares of Common Stock that equals two-thirds of the number of shares of Common Stock issued (or underlying options, warrants or similar instruments issued, which underlying shares shall be deemed issued at the time the option or other instrument is issued) by the Company after the date hereof in connection with strategic transactions

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involving the Company and other entities (including without limitation, joint venture, licensing, collaboration, manufacturing, development, marketing or distribution arrangements) if the right of first offer set forth in Section 5 of the Affiliation Agreement is not applicable to such issuance;

•	c = such number of shares of Common Stock that equals two-thirds of the number of shares of Common Stock issued (or underlying options, warrants or similar instruments issued, which underlying shares shall be deemed issued at the time the option or other instrument is issued) by the Company to raise proceeds for paying amounts due and payable under the Convertible Notes pursuant to Sections 3(v)(ii) and 5.2 of the Affiliation Agreement;

•	d = such number of shares of Common Stock acquired (or underlying options, warrants or similar instruments acquired, which underlying shares shall be deemed acquired at the time the option or other instrument is acquired) by the Investor from Persons other than the Company after the date hereof, following which the Investor and its Affiliates beneficially own less than or equal to 40% of the Investor Diluted Common; and

•	e = such number of shares of Common Stock into which interest accrued to date on the Convertible Notes has converted or could be converted into Common Stock.

B. In consideration for the Investor agreeing to enter into that certain Stock Purchase and Master Transaction Agreement, dated as of the date hereof, between the Investor and the Company (the Stock Purchase Agreement), the Company hereby agrees that the Investor or any other Warrant Holder (as defined below) is entitled, on the terms and conditions set forth below, to purchase from the Company at any time during the Exercise Period (as defined below) up to the number of Warrant Shares defined in paragraph A above in fully paid and nonassessable shares of Common Stock at the Exercise Price (hereinafter defined), as the same may be adjusted from time to time pursuant to Section 6 hereof. The resale of the shares of Common Stock or other securities issuable upon exercise or exchange of this Warrant is subject to the provisions of the Registration Rights Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Stock Purchase Agreement.

1.	DEFINITIONS

Additional Shares of Common Stock shall have the meaning assigned to it in Section 6(f)(vi).

Adjustment Events shall mean (1) any reclassification or change of Common Stock (other than a change in par value, as a result of a Subdivision or Combination or in connection with an Excluded Merger or Sale), (2) any consolidation, merger or

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mandatory share exchange of the Company with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change other than a change in par value or as a result of a Subdivision or Combination), other than an Excluded Merger or Sale.

Affiliate shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under direct or indirect common control with any other Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the term “controls” and “controlled” have meanings correlative to the foregoing.

Affiliation Agreement means that certain Affiliation Agreement dated as of the date of this Warrant between the Company, Investor and Suraypharm, a French société par actions simplifiée.

Aggregate Consideration shall have the meaning assigned to it in Section 6(f)(iv).

Aggregate Exercise Price shall have the meaning assigned to it in Section 2(a).

Baseline Amount shall have the meaning assigned to it in paragraph A of this Warrant.

Cashless Exercise shall have the meaning assigned to it in Section 2(c).

Closing Price as of any particular day shall mean the closing price per share of the Company’s Common Stock as reported by Bloomberg L.P. on such day.

Combination shall have the meaning assigned to it in Section 6(c).

Common Stock shall mean the common stock, par value $0.001 per share, of the Company.

Common Stock Outstanding shall have the meaning assigned to it in Section 6(f)(ii).

Company shall mean Tercica, Inc.

Convertible Notes shall mean the First Convertible Note, the Second Convertible Note and the Third Convertible Note, as those terms are defined in the Stock Purchase Agreement.

Convertible Securities shall have the meaning assigned to it in Section 6(f)(v).

Effective Price shall have the meaning assigned to it in Section 6(f)(vii).

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Excluded Merger or Sale shall mean a transaction involving (A) sale of all or substantially all of the assets of the Company, or (B) any merger, consolidation or similar transaction where the consideration payable to the stockholders of the Company by the acquiring Person consists substantially entirely of cash or where the acquiring Person does not agree to assume the obligations of the Company under any outstanding warrants (including this Warrant).

Exercise Date shall have the meaning assigned to it in Section 2(a).

Exercise Notice shall have the meaning assigned to it in Section 2(a).

Exercise Period shall mean that period beginning upon the First Closing Date and continuing until the expiration of the five-year period thereafter, subject to earlier termination in accordance with Section 6 hereof.

Exercise Price shall mean $7.41, as adjusted in accordance with Section 6 hereof.

First Closing shall have the meaning assigned to it in the Stock Purchase Agreement.

Investor shall mean Ipsen, S.A., a French société anonyme.

Investor Diluted Common shall mean the aggregate of (i) the then-outstanding Common Stock plus (ii) the then-unexercised Warrant Shares plus (iii) the then-unconverted Note Shares; provided that for purposes of the definition of Investor Diluted Common, the Investor and its Affiliates (A) shall be deemed to beneficially own Note Shares under any unissued Convertible Notes if the Milestone Payment may still be achieved under the terms of the Somatuline Autogel License; (B) shall be deemed to be the beneficial owner only of the Baseline Amount of the Warrant Shares; and (C) shall not be deemed to beneficially own the shares of Company’s capital stock subject to the Voting Agreements.

Liquidating Dividend shall mean a distribution by the Company of its assets or evidences of indebtedness to the holders of its Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company’s assets (other than under the circumstances provided for in Sections 6(a)-(d)).

Liquidating Dividend Adjustment Amount shall mean the kind and amount of such Liquidating Dividend per share of Common Stock multiplied by the number of Warrant Shares that, on the record date for such Liquidating Dividend, are issuable upon such exercise of the Warrant (with no further adjustment under Section 6 hereof being made following any event which causes a subsequent adjustment in the number of Warrant Shares issuable upon exercise hereof).

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Milestone Payment shall have the meaning assigned to it in the Somatuline Autogel License.

New Warrant shall have the meaning assigned to it in Section 6(a)(i).

Note Shares shall have the meaning assigned to it in the Stock Purchase Agreement.

Per Share Warrant Value shall mean the difference resulting from subtracting the Exercise Price from the average of the Closing Prices on each of the ten Trading Days immediately preceding an Exercise Date (as defined in Section 2(a)).

Person shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Principal Market shall mean the Nasdaq Global Market, the Nasdaq Capital Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

Reference Price shall mean $4.75.

Rights shall have the meaning assigned to it in the Rights Agreement.

Rights Agreement shall have the meaning assigned to it in the Affiliation Agreement.

Securities shall have the meaning assigned to it in Section 5(a).

SEC shall mean the United States Securities and Exchange Commission.

Somatuline Autogel License has the meaning assigned to it in the Stock Purchase Agreement.

Stock Dividend shall mean a payment by the Company of a dividend or other distribution in the Common Stock of the Company to all holders of the Common Stock of the Company.

Stock Purchase Agreement shall have the meaning assigned to it in paragraph B of this Warrant.

Subdivision shall have the meaning assigned to it in Section 6(b).

Trading Day shall mean any day other than a Saturday or a Sunday on which the Principal Market is open for trading in equity securities.

Transfer shall have the meaning assigned to it in Section 13(d) hereof.

Trigger Price shall have the meaning assigned to it in Section 6(f)(i).

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Variable Amount shall have the meaning assigned to it in paragraph A of this Warrant.

Voting Agreements shall have the meaning assigned to it in the Stock Purchase Agreement.

Warrant Adjustment Factor shall mean a fraction, the numerator of which is the total number of shares of Common Stock outstanding immediately after the relevant Subdivision, Combination or Stock Dividend, and the denominator of which is the total number of shares of Common Stock existing immediately prior to such event.

Warrant Holder shall mean the Investor or any permitted assignee or permitted transferee of this Warrant pursuant to Section 13(d).

Warrant Shares shall have the meaning assigned to it in paragraph A of this Warrant.

2.	EXERCISE

(a)	Method of Exercise. This Warrant may be exercised in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period, by the Warrant Holder by surrender of this Warrant, with the form of exercise attached hereto as Exhibit A completed and duly executed by the Warrant Holder (the Exercise Notice), to the Company at the address set forth in Section 10.4 of the Stock Purchase Agreement, accompanied by payment of the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised (the Aggregate Exercise Price). The latter of the date on which the Exercise Notice or payment of the Exercise Price (unless this Warrant is exercised in accordance with Section 2(c) below) is received by the Company in accordance with this clause (a) shall be deemed an “Exercise Date”. In the event this Warrant is exercised in accordance with Section 2(c) below, the date on which the Exercise Notice is received by the Company in accordance with this clause (a) shall be deemed an “Exercise Date”. All partial exercises shall first be credited against the Baseline Amount, and following a partial exercise, further exercises shall be effected by subsequent delivery of one or more Exercise Notices.

(b)	Payment of Aggregate Exercise Price. Subject to paragraph (c) below, payment of the Aggregate Exercise Price shall be made by wire transfer of immediately available funds to an account designated by the Company. If the amount of the payment received by the Company is less than the Aggregate Exercise Price, the Warrant Holder will be notified of the deficiency and shall make payment in that amount within three (3) Trading Days. In the event the payment exceeds the Aggregate Exercise Price, the Company will refund the excess to the Warrant Holder within five (5) Trading Days of receipt.

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(c)	Cashless Exercise. The Warrant Holder may in its sole discretion, as an alternative to payment of the Aggregate Exercise Price upon exercise in accordance with paragraph (b) above, elect to effect a cashless exercise by so indicating on the Exercise Notice and including a calculation of the number of Warrant Shares to be issued upon such exercise in accordance with the terms hereof (a Cashless Exercise). In the event of a Cashless Exercise, the Warrant Holder shall receive that number of shares of Common Stock determined by (i) multiplying the number of Warrant Shares for which this Warrant is being exercised by the Per Share Warrant Value, and (ii) dividing the product by the average of the Closing Prices on each of the ten Trading Days immediately preceding the Exercise Date, rounded to the nearest whole share. Upon a cashless exercise of some or all of this Warrant, the number of Warrant Shares remaining available for purchase hereunder shall be reduced by the number of Warrant Shares exercised in such cashless exercise (which shall be applied first against the Baseline Amount), under the foregoing formula (notwithstanding that number of shares issued to the Warrant Holder upon such cashless exercise shall be less than the number of Warrant Shares exercised).

(d)	Variable Amount. The Variable Amount shall continue to be calculated throughout the Exercise Period and, to the extent the Variable Amount increases such that additional shares of Common Stock become available for exercise hereunder following any prior exercises of the Warrant, the Warrant shall remain exercisable for such additional shares for the remainder of the Exercise Period. The Company shall cooperate with reasonable requests of the Holder to determine or confirm the number of Warrant Shares purchasable at any time pursuant to the Variable Amount.

3.	DELIVERY OF WARRANT SHARES

(a)	Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) Trading Days thereafter, the Company at its expense will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder may lawfully direct, a certificate or certificates for, or, if and only to the extent the Warrant Shares are not restricted securities, make deposit with the Depositary Trust Company via book-entry of, the number of validly issued, fully paid and non-assessable Warrant Shares to which the Warrant Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Warrant Holder is entitled upon such exercise in accordance with the provisions hereof.

(b)	This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event the Warrant Holder shall receive the number of shares rounded to the nearest whole share.

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4.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

(a)	The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable.

(b)	The Company shall take all commercially reasonable action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder.

(c)	The Company has authorized and reserved for issuance to the Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant. The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable as Warrant Shares.

(d)	From the date hereof through the last date on which this Warrant is exercisable, the Company shall use commercially reasonable efforts to cause the Common Stock to remain listed or quoted on the Principal Market.

(e)	The Company shall make all filings and disclosures necessary under the Securities Act and Exchange Act, and shall make such filings and disclosures in compliance in all material respects with the Securities Act, Exchange Act, and all regulations therein; provided that any failure by the Company to comply with this Section 4(e) shall be deemed to be a breach of this Warrant if, and only if, such failure would reasonably be considered material by a stockholder of the Company.

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

(a)	The Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities including the Warrant and the Warrant Shares issuable upon exercise of the Warrant (the Securities) and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to acquire the Securities.

(b)	The Investor is acquiring the Securities for its own account for investment only and with no present intention of distributing any of such Securities, or any arrangement or understanding with any other persons regarding the distribution of such Securities within the meaning of Section 2(11) of the Securities Act.

(c)	The Investor will not, directly or indirectly, offer or Transfer (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with this Warrant, the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder.

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(d)	The Investor is an “accredited investor” within the meaning of Regulation D under the Securities Act. The Investor understands that its acquisition of the Securities has not been registered under the Securities Act or registered or qualified under any state securities laws in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein.

6.	ADJUSTMENTS

The Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrant, shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a)	Reclassification, Consolidation, Merger, Mandatory Share Exchange, Sale or Transfer.

(i)	Upon the occurrence of and as a condition to the Company’s ability to cause any Adjustment Event while this Warrant is unexpired and not exercised in full, the Warrant Holder may in its sole discretion require the Company, or any successor or purchasing corporation, as the case may be, without payment of any additional consideration therefor, to execute and deliver to the Warrant Holder a new warrant which shall be exercisable by the Warrant Holder upon terms not less favorable to the Warrant Holder than those then applicable to this Warrant (a New Warrant) and upon exercise of the New Warrant, the Warrant Holder shall receive in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money or property receivable upon such Adjustment Event by the holder of one share of Common Stock issuable upon exercise of this Warrant had this Warrant been exercised immediately prior to such Adjustment Event. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. Prior to such request for a New Warrant, this Warrant shall be exercisable for such number of shares for which the New Warrant would be exercisable.

(ii)	In the event of an Excluded Merger or Sale in which the surviving, successor or purchasing Person does not agree to assume the obligations under this Warrant, the Company shall deliver a notice to the Warrant Holder at least 10 days before the consummation of such Excluded Merger or Sale and the Warrant Holder may exercise this Warrant at any time before the consummation of such Excluded Merger or Sale (and such exercise may be made contingent upon the consummation of such Excluded Merger or Sale). Any portion of this Warrant that has not been exercised before consummation of such Excluded Merger or Sale shall terminate and expire, and shall no longer be outstanding.

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(b)	Subdivision of Shares. If the Company, at any time while this Warrant is unexpired and not exercised in full, shall subdivide its Common Stock (a Subdivision), then as of the effective date of such Subdivision, or, if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as of such record date, whichever is earlier, (i) the Exercise Price shall be adjusted by dividing the Exercise Price by the Warrant Adjustment Factor applicable to such Subdivision, and (ii) the number of Warrant Shares for which this Warrant is exercisable at such time shall be adjusted by multiplying the number of Warrant Shares for which this Warrant is exercisable at such time by the Warrant Adjustment Factor applicable to such Subdivision.

(c)	Combination of Shares. If the Company, at any time while this Warrant is unexpired and not exercised in full, shall combine its Common Stock (a Combination), then as of the effective date of such Combination, or, if the Company shall take a record of holders of its Common Stock for the purpose of so combining, as of such record date, whichever is earlier, (i) the Exercise Price shall be adjusted by dividing the Exercise Price by the Warrant Adjustment Factor applicable to such Combination, and (ii) the number of Warrant Shares for which this Warrant is exercisable at such time shall be adjusted by multiplying the number of Warrant Shares for which this Warrant is exercisable at such time by the Warrant Adjustment Factor applicable to such Combination.

(d)	Stock Dividends. If the Company, at any time while this Warrant is unexpired and not exercised in full, shall pay a Stock Dividend, then as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), (i) the Exercise Price shall be adjusted by dividing the Exercise Price by the Warrant Adjustment Factor applicable to such Stock Dividend, and (ii) the number of Warrant Shares for which this Warrant is exercisable at such time shall be adjusted by multiplying the number of Warrant Shares for which this Warrant is exercisable at such time by the Warrant Adjustment Factor applicable to such Stock Dividend; provided that the provisions of this subsection (d) shall not apply under any of the circumstances for which an adjustment is provided in subsections (a),(b), or (c).

(e)	Liquidating Dividends, Etc. If the Company, at any time while this Warrant is unexpired and not exercised in full, makes a Liquidating Dividend, then the Warrant Holder shall be entitled to receive upon exercise of this Warrant in addition to the Warrant Shares receivable in connection therewith, and without payment of any consideration other than the Exercise Price, a Liquidating Dividend Adjustment Amount, and an appropriate provision therefor shall be made a part of any such Liquidating Dividend. The value of a Liquidating Dividend that is paid other than in cash shall be determined in good faith by the Board of Directors of the Company. Notwithstanding the foregoing, in the event of a proposed Liquidating Dividend made in respect of the sale of all or substantially all of the Company’s assets, the Company shall deliver a notice to

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the Warrant Holder at least 10 days before the consummation of such event, the Warrant Holder may exercise this Warrant at any time before the consummation of such event (and such exercise may be made contingent upon the consummation of such event), and any portion of this Warrant that has not been exercised before consummation of such event shall terminate and expire, and shall no longer be outstanding.

(f)	Price-Based-Antidilution.

(i)	If at any time or from time to time after the date hereof, the Company issues or sells, or is deemed by the express provisions of this Section 6(f) to have issued or sold, Additional Shares of Common Stock other than as provided in Sections 6(a)-(e) above, for an Effective Price less than the lower of (i) the Reference Price or (ii) the then-effective Exercise Price (such lower amount, the Trigger Price), then and in each such case, the then effective Exercise Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined in accordance with the following formula:

A	=	B x	[C + (D/E)]
[C + F]

For the purposes of this Section 6(f)(i) and Section 6(f)(vii), the following definitions shall apply:

•	A = the Exercise Price in effect immediately after such issue or sale of Additional Shares of Common Stock.

•	B = the Exercise Price in effect immediately prior to such issue or sale of Additional Shares of Common Stock.

•	C = the number of shares of Common Stock Outstanding (as defined in Section 6(f)(ii) below) immediately prior to such issue or sale of Additional Shares of Common Stock.

•	D = the Aggregate Consideration received in exchange for such Additional Shares of Common Stock.

•	E = the Trigger Price.

•	F = the number of such Additional Shares of Common Stock so issued or sold.

(ii)	For the purposes of Section 6(f)(i), the number of shares of Common Stock deemed to be outstanding (Common Stock Outstanding) as of a given date shall be the sum of (A) the number of shares of Common Stock outstanding, plus (B) the number of shares of Common Stock into which

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the then outstanding Convertible Notes could be converted if fully converted on the day immediately preceding the given date, plus (C) the number of Warrant Shares which are issuable upon the exercise of the Warrant on the day immediately preceding the given date.

(iii)	No adjustment shall be made to the Exercise Price under this Section 6(f) in an amount less than one cent per share. Any adjustment required by this Section 6(f) shall be rounded to the nearest one cent ($0.01) per share. Any adjustment otherwise required by this Section 6(f) that is not required to be made due to the preceding two sentences shall be included in any subsequent adjustment to the Exercise Price.

(iv)	For the purpose of making any adjustment required under this Section 6(f), the aggregate consideration received by the Company for any issue or sale of securities (the Aggregate Consideration) shall be defined as: (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board (in a manner consistent with its comparable activities, such as valuing stock options for accounting purposes) to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

(v)	For the purpose of the adjustment required under this Section 6(f), if the Company issues or sells (A) capital stock, options, warrants, purchase rights or other securities convertible into, Additional Shares of Common Stock, other than the Rights (such convertible stock or securities being herein referred to as Convertible Securities), or (B) rights (other than the Rights) or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Exercise Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus:

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(A)	in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and

(B)	in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of anti-dilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

(C)	If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided however, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities.

(D)	No further adjustment of the Exercise Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Exercise Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be subsequently adjusted to the Exercise Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the

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Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

(vi)	For the purpose of making any adjustment to the Exercise Price under this Section 6(f), Additional Shares of Common Stock shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 6(f), other than:

(A)	shares of Common Stock issued upon conversion of the Convertible Notes;

(B)	shares of Common Stock or Convertible Securities issued after the date hereof to employees, officers or directors of, or consultants to, the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board (provided that such consultants receive no more than 75,000 shares of Common Stock in aggregate per calendar year and the issuance of such shares to such consultants shall be for services and in amounts that are consistent with past issuances);

(C)	shares of Common Stock issued pursuant to the exercise of Convertible Securities outstanding as of the date hereof, including the Warrant; or

(D)	shares of Common Stock or Convertible Securities issued in connection with any stock split, stock dividend or recapitalization by the Company.

References to Common Stock in the sub-clauses of this Section 6(f) shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 6(f).

(vii)	The Effective Price shall mean the price at which Additional Shares of Common Stock are issued or sold and shall be determined in accordance with the following formula:

    Effective Price = (D)/(F)

where D and F have the meaning given them in Section 6(f)(i) above.

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(viii)	In the event that the number of shares of Additional Shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, such Additional Shares of Common Stock shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the Effective Price, as applicable, ascertainable.

(ix)	Upon any reduction of the Exercise Price pursuant to the provisions of this Section 6(f), the number of Warrant Shares constituting the Baseline Amount on the date of the event triggering this Section 6(f) shall be increased by the proportion equal to B divided by the A (as those terms are defined in Section 6(f)(i) above.

7.	NOTICE OF ADJUSTMENTS

Whenever the Exercise Price or number of Warrant Shares shall be adjusted pursuant to Section 6 hereof, the Company shall promptly prepare a certificate signed by its Chief Executive Officer or Chief Financial Officer setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company’s Board of Directors made any determination hereunder), and the Exercise Price and number of Warrant Shares purchasable at that Exercise Price after giving effect to such adjustment, and shall promptly cause copies of such certificate to be sent by overnight courier to the Warrant Holder.

8.	NO IMPAIRMENT

The Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution or issue or sale of securities, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

9.	RIGHTS AS STOCKHOLDER

Except as set forth in Section 6 above, prior to the exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings.

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10.	REPLACEMENT OF WARRANT

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

11.	CHOICE OF LAW

This Warrant shall be construed under the laws of the State of New York.

12.	ENTIRE AGREEMENT; AMENDMENTS

Except for any written instrument concurrent or subsequent to the date hereof executed by the Company and the Investor, this Warrant, the Stock Purchase Agreement and the other Transaction Documents (as defined in the Stock Purchase Agreement) contain the entire understanding of the parties with respect to the matters covered hereby and thereby. No provision of this Warrant may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

13.	RESTRICTED SECURITIES

(a)	Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act in reliance upon the provisions of Section 4(2) thereof and Regulation D thereof, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to this Warrant. This Warrant and the Warrant Shares issuable upon exercise of this Warrant may not be resold except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws. The Company shall have no obligation to register the Warrant or the Warrant Shares except as explicitly set forth in the Registration Rights Agreement.

(b)	Legend. Any new or replacement Warrants issued pursuant to Section 6, Section 10 hereof and, unless a registration statement has been declared effective by the SEC in accordance with the Securities Act with respect thereto, any Warrant Shares issued upon exercise hereof, shall bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE

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SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

(c)	No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 13(b) has been or shall be placed on the share certificates representing the Warrant Shares and no other instructions or “stop transfer orders” (so called “stock transfer restrictions”) or other restrictions have been or shall be given to the Company’s transfer agent with respect thereto other than as expressly set forth in this Section 13.

(d)	Assignment. Assuming the conditions of Section 13(a) above regarding registration or exemption have been satisfied, the Warrant Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant (each of the foregoing, a Transfer) but only in whole to an Affiliate of the Warrant Holder. The Warrant Holder shall deliver a written notice to the Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the Person to whom the Warrant shall be Transferred. The Company shall effect the Transfer within ten (10) days, and shall deliver to the transferee designated by the Warrant Holder a Warrant of like tenor and terms for the same number of shares. In connection with and as a condition of any such proposed Transfer, the Company may require (i) the Warrant Holder to provide an opinion of counsel to the Warrant Holder in form and substance reasonably satisfactory to the Company to the effect that the proposed Transfer complies with all applicable federal and state securities laws, and (ii) any such Transferee to provide customary representations and warranties attendant to the acquisition of unregistered securities, including without limitation the Transferee’s investment intent and status as an “accredited investor” within the meaning of Regulation D.

(e)	Investor’s Compliance. Nothing in this Section 13 shall affect in any way the Investor’s obligations under any agreement to comply with all applicable securities laws upon resale of Common Stock.

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14.	NOTICES

All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be given in accordance with Section 10.4 of the Stock Purchase Agreement.

15.	MISCELLANEOUS

This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

IN WITNESS WHEREOF, this Warrant was duly executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

TERCICA, INC.

By:
Name:
Title:

Investor acknowledges and agrees to the terms and conditions of this Warrant.

IPSEN, S.A.

By:
Name:
Title:

[Signature Page to Warrant]

EXHIBIT A TO THE WARRANT

EXERCISE FORM

TERCICA, INC.

The undersigned hereby irrevocably exercises the right to purchase              shares of Common Stock of Tercica, Inc., a Delaware corporation, evidenced by the attached Warrant, and (CIRCLE EITHER (i) or (ii)) (i) tenders herewith payment of the Aggregate Exercise Price with respect to such shares in full, in the amount of $            , in cash, by certified or official bank check or by wire transfer for the account of the Company, or (ii) elects, pursuant to Section 2(c) of the Warrant, to convert such Warrant into shares of Common Stock of Tercica, Inc. on a cashless exercise basis, all in accordance with the conditions and provisions of said Warrant, and, in accordance with the calculations attached hereto, has calculated that              shares of Common Stock of Tercica are issuable upon such cashless exercise.

The undersigned requests that stock certificates for such Warrant Shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to this Warrant, in the name of the registered Warrant Holder and delivered to the undersigned at the address set forth below.

Dated:

Signature of Registered Holder
Name of Registered Holder (Print)

Address

[Signature Page to Warrant]

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EXHIBIT B TO THE WARRANT

ASSIGNMENT

(To be executed by the registered Warrant Holder desiring to transfer the Warrant)

FOR VALUED RECEIVED, the undersigned Warrant Holder of the attached Warrant hereby sells, assigns and transfers unto the persons below named the right to purchase              shares of Common Stock of Tercica, Inc. (the Company) evidenced by the attached Warrant and does hereby irrevocably constitute and appoint              as attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:

Signature

Fill in for new Registration of Warrant:

Name

Address

Please print name and address of assignee (including zip code number)